Additional Statements Required by Rule 17g-1(g)(1)

The attached chart includes the amount of the single insured bond which each Fund would have provided and maintained had it not been named as an insured under a joint insured bond as well as the allocation among the Funds, and their respective series, that was approved by the Board. The premium on the joint insured bond has been paid through September 1, 2016.

FIDELITY BOND PREMIUM AMOUNT AND ALLOCATION 2015

	Net Assets as of 31-Jul-15	Amount of Minimum Bond Requirement	Amount of Bond Coverage	Percentage of Allocation
Fund Name		(in dollars)	(in Dollars)	(%)
SunAmerica Japan Fund	$45,102,318			0.95%
SunAmerica International Dividend Strategy Fund	$128,273,951			2.71%

Total SunAmerica Equity Series	$173,376,269	$600,000	$740,000	3.66%

SunAmerica Strategic Bond Fund	$445,803,908			3.11%
SunAmerica U.S. Government Securities Fund	$186,103,733			1.30%
SunAmerica Flexible Credit Fund	$246,887,936			1.72%

Total SunAmerica Income Fund	$878,795,577	$1,000,000	$1,240,000	6.14%

Money Market Fund	$702,026,326			4.90%

Total SunAmerica Money Market	$702,026,326	$900,000	$990,000	4.90%

SunAmerica Senior Floating Rate Fund, Inc.	$340,962,892			4.41%

Total SunAmerica Senior Floating Rate	$340,962,892	$750,000	$890,000	4.41%

Focused Balanced Strategy Portfolio	$169,275,515			0.20%
Focused Multi-Asset Strategy Portfolio	$313,508,156			0.38%
Focused Dividend Strategy Portfolio	$9,438,001,993			11.42%
Focused Dividend Strategy II Portfolio	$980,212			0.00%
SunAmerica Select Dividend Growth Portfolio	$56,183,340			0.07%
SunAmerica Strategic Value Portfolio	$250,766,277			0.30%

Total SunAmerica Series	$10,228,715,493	$2,500,000	$2,500,000	12.38%

Growth Portfolio	$690,664,117			1.86%
Government & Quality Bond Portfolio	$1,433,733,166			3.87%
Strategic Multi-Asset Portfolio	$20,609,392			0.06%
SA BlackRock Multi-Asset Income Portfolio	$20,974,254			0.06%
Capital Appreciation Portfolio	$1,449,146,356			3.91%
Growth and Income Portfolio	$204,669,688			0.55%
Natural Resources Portfolio	$169,996,133			0.46%
Asset Allocation Portfolio	$212,115,296			0.57%

Total Anchor Series Trust	$4,201,908,402	$2,100,000	$2,290,000	11.34%

Allocation Balanced Portfolio	$288,783,522			0.46%
Allocation Moderate Portfolio	$363,645,169			0.58%
Allocation Moderate Growth Portfolio	$585,546,303			0.93%
Allocation Growth Portfolio	$106,289,047			0.17%
SA Columbia Focused Growth Portfolio	$326,287,332			0.52%
Multi-Managed Growth Portfolio	$68,946,023			0.11%
Real Return Portfolio	$649,576,536			1.04%
Multi-Managed Moderate Growth Portfolio	$130,490,551			0.21%
Multi-Managed Income/Equity Portfolio	$97,460,054			0.16%
Multi-Managed Income Portfolio	$79,392,524			0.13%
Asset Allocation: Diversified Growth Portfolio	$145,723,779			0.23%
Large Cap Growth Portfolio	$460,543,588			0.74%
Stock Portfolio	$510,149,055			0.81%
Large Cap Value Portfolio	$969,898,046			1.55%
Mid Cap Growth Portfolio	$228,562,748			0.36%
Mid Cap Value Portfolio	$360,931,639			0.58%
Small Cap Portfolio	$266,014,990			0.42%
International Equity Portfolio	$735,579,221			1.17%
Diversified Fixed Income Portfolio	$1,191,553,331			1.90%
SA Columba Focused Value Portfolio	$185,393,953			0.30%

Total Seasons Series Trust	$7,750,767,411	$2,500,000	$2,500,000	12.38%

Equity Index Portfolio	$1,341,822,881			0.44%
Small Company Value Portfolio	$524,277,166			0.17%
Mid-Cap Growth Portfolio	$404,530,834			0.13%
Capital Growth Portfolio	$120,577,697			0.04%
Blue Chip Growth Portfolio	$487,831,293			0.16%
Growth Opportunities Portfolio	$306,546,808			0.10%
Technology Portfolio	$52,902,330			0.02%
SA Marsico Focused Growth Portfolio	$349,637,460			0.11%
Small & Mid Cap Value Portfolio	$643,529,883			0.21%
Foreign Value Portfolio	$1,272,076,795			0.41%
VCP Value Portfolio	$459,164,512			0.15%
VCP Total Return Balanced Portfolio	$396,891,426			0.13%
VCP Managed Asset Allocation SAST Portfolio	$487,404,094			0.16%
American Funds Growth SAST Portfolio	$325,258,978			0.11%
American Funds Global Growth SAST Portfolio	$459,050,576			0.15%
American Funds Growth-Income SAST Portfolio	$262,663,896			0.09%
American Funds Asset Allocation SAST Portfolio	$192,389,515			0.06%
Cash Management Portfolio	$283,189,933			0.09%
Corporate Bond Portfolio	$1,803,708,313			0.59%
Global Bond Portfolio	$488,688,335			0.16%
High-Yield Bond Portfolio	$510,118,751			0.17%
Growth-Income Portfolio	$1,018,804,254			0.33%
Global Equities Portfolio	$602,187,148			0.20%
SA AB Growth Portfolio	$521,035,414			0.17%
SA MFS Massachusetts Investors Trust Portfolio	$1,153,051,470			0.37%
Fundamental Growth Portfolio	$248,280,168			0.08%
SunAmerica Dynamic Allocation Portfolio	$10,835,792,058			3.52%
International Diversified Equities Portfolio	$337,772,944			0.11%
SA Legg Mason BW Large Cap Value Portfolio	$1,401,691,838			0.46%
SA MFS Total Return Portfolio	$593,568,325			0.19%
SA JPMorgan MFS Core Bond Portfolio	$2,021,363,079			0.66%
Telecom Utility Portfolio	$51,506,838			0.02%
Equity Opportunities Portfolio	$306,101,394			0.10%
Aggressive Growth Portfolio	$158,978,454			0.05%
International Growth and Income Portfolio	$378,136,876			0.12%
Emerging Markets Portfolio	$410,054,595			0.13%
SunAmerica Dynamic Strategy Portfolio	$5,878,775,986			1.91%
Real Estate Portfolio	$458,915,291			0.15%
“Dogs” of Wall Street Portfolio	$321,522,572			0.10%
Balanced Portfolio	$227,380,238			0.07%

Total SunAmerica Series Trust	$38,097,180,418	$2,500,000	$2,500,000	12.38%

Money Market I Fund	$344,001,467			0.19%
Government Securities Fund	$152,420,811			0.09%
Capital Conservation Fund	$253,276,359			0.14%
Stock Index Fund	$4,363,306,710			2.44%
Global Social Awareness Fund	$399,931,624			0.22%
Mid Cap Index Fund	$3,263,318,019			1.83%
Asset Allocation Fund	$176,849,901			0.10%
Small Cap Index Fund	$1,121,249,253			0.63%
Growth & Income Fund	$121,192,641			0.07%
Nasdaq-100 Index Fund	$334,910,607			0.19%
Core Equity Fund	$260,374,360			0.15%
Health Sciences Fund	$987,146,303			0.55%
Blue Chip Growth Fund	$670,886,076			0.38%
Value Fund	$113,734,525			0.06%
Small Cap Fund	$346,823,806			0.19%
International Government Bond Fund	$158,773,153			0.09%
Inflation Protected Fund	$457,359,955			0.26%
Large Capital Growth Fund	$417,632,882			0.23%
Broad Cap Value Income Fund	$58,206,748			0.03%
Foreign Value Fund	$916,245,708			0.51%
Emerging Economies Fund	$592,527,377			0.33%
Large Cap Core Fund	$170,636,290			0.10%
Mid Cap Strategic Growth Fund	$283,279,480			0.16%
Small Cap Aggressive Growth Fund	$126,306,545			0.07%
International Equities Index Fund	$1,144,632,969			0.64%
International Growth Fund	$590,872,965			0.33%
Science & Technology Fund	$999,218,202			0.56%
Global Strategy Fund	$500,860,457			0.28%
Small Cap Special Values Fund	$230,582,459			0.13%
Dividend Value Fund	$596,662,820			0.33%
Growth Fund	$1,027,147,008			0.58%
Global Real Estate Fund	$520,756,771			0.29%
Small - Mid Growth Fund	$134,263,351			0.08%
Dynamic Allocation Fund	$267,912,144			0.15%

Total VALIC Company I Series	$22,103,299,746	$2,500,000	$2,500,000	12.38%

International Opportunities Fund	$634,737,273			1.02%
Small Cap Growth Fund	$121,640,547			0.20%
Mid Cap Growth Fund	$166,147,679			0.27%
Capital Appreciation Fund	$87,389,018			0.14%
Large Cap Value Fund	$207,493,120			0.33%
Socially Responsible Fund	$778,189,726			1.25%
Mid Cap Value Fund	$974,852,708			1.57%
Money Market II Fund	$159,716,501			0.26%
Aggressive Growth Lifestyle Fund	$537,824,188			0.86%
Moderate Growth Lifestyle Fund	$835,717,506			1.34%
Conservative Growth Lifestyle Fund	$337,391,916			0.54%
Core Bond Fund	$1,074,448,821			1.73%
Strategic Bond Fund	$799,725,706			1.29%
High Yield Bond Fund	$472,466,435			0.76%
Small Cap Value Fund	$514,435,510			0.83%

Total VALIC Company II Series	$7,702,176,654	$2,500,000	$2,500,000	12.38%

2020 High Watermark Fund	$35,230,683			0.18%
SunAmerica Alternative Strategies Fund	$46,931,358			0.23%
SunAmerica Global Trends Fund	$44,290,452			0.22%
Focused Alpha Growth Fund	$614,476,515			3.06%
Focused Alpha Large Cap Fund	$669,034,331			3.33%
SunAmerica Income Explorer Fund	$24,511,710			0.12%
SunAmerica Small-Cap Fund	$55,872,529			0.28%

Total SunAmerica Specialty Series	$1,490,347,578	$1,250,000	$1,500,000	7.43%

SunAmerica Goldman Sachs Diversified Yield Fund, Inc.	$—

Total SunAmerica Goldman Sachs Diversified Yield	$—	$50,000	$50,000	0.25%

GRAND TOTAL		$19,150,000	$20,200,000	100.00%